                            ARTICLES OF INCORPORATION

                                       OF

                              NATIONAL ART COMPANY

         We, the undersigned natural persons of the age of twenty-one years or more, acting as incorporators of a corporation under the Mississippi Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

         FIRST:  The name of the corporation is:  NATIONAL ART COMPANY

         SECOND:  The period of its duration is ninety-nine years.

         THIRD: The specific purpose or purposes for which the corporation is organized stated in general terms are:

                  Manufacture and distribution of picture frames and plastic products of any and every type; and to operate a general manufacturing and distribution business of various and sundry products, and all of the powers set forth in section 4 of the Mississippi Business Corporation Act.

         FOURTH: The aggregate number of shares which the corporation shall have authority to issue is ten thousand shares of the par value of One Hundred Dollars ($100.00) each.

         FIFTH: The corporation will not commence business until consideration of the value of at least $1,000 has been received for the issuance of shares.









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         SIXTH: Provisions granting to shareholders the preemptive right to acquire additional or treasury shares of the corporation are:

                  Full preemptive rights to acquire additional or treasury shares shall vest in the shareholders in proportion to their respective stockholdings.

         SEVENTH: The post office address of its initial registered office is 1500 Commerce Street, Greenwood, Mississippi, and the name of its initial registered agent at such address is SIDNEY A. HARRIS.

         EIGHTH: The number of directors constituting the initial board of directors of the corporation is five and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:


     NAME                             STREET AND POST OFFICE ADDRESS
     ----                             ------------------------------
William C. Durkee                     1000 10th Avenue, Columbus, Georgia

Lawrence K. Mock                      1000 10th Avenue, Columbus, Georgia

Nolan Murrah, Jr.                     1000 10th Avenue, Columbus, Georgia

Sidney A. Harris                      1500 Commerce Street,
                                      Greenwood, Mississippi

C.A. Miller, Jr.                      1500 Commerce Street,
                                      Greenwood, Mississippi


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



         NINTH: The name and post office address of each incorporator is:


       NAME                                     STREET AND POST OFFICE ADDRESS
       ----                                     ------------------------------
Joe Jack Hurst                                  1142 Lyncrest Avenue,
                                                Jackson, Mississippi

Roland D. Marble                                4065 Eastwood Drive,
                                                Jackson, Mississippi
Dated:  December 5, 1969

                                            /s/ Joe Jack Hurst
                                            --------------------------------
                                            JOE JACK HURST

                                            /s/ Roland D. Marble
                                            --------------------------------
                                            ROLAND D.MARBLE


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                          (TO BE EXECUTED IN DUPLICATE)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                              NATIONAL ART COMPANY

         Pursuant to the provisions of Section 61 of the Mississippi Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of this corporation is National Art Company (hereinafter the "Corporation").

         SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on September 4, 1981, in the manner prescribed by the Mississippi Business Corporation Act:

                               (Insert Amendment)

         RESOLVED, That the Articles of Incorporation be and hereby are amended by deleting Article "FIRST" in its entirety and inserting and substituting in lieu thereof a new Article "FIRST" reading as follows:

         "The name of the Corporation is National Picture & Frame Co. (hereinafter called the "Corporation")"

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 10,000, and the number of shares entitled to vote thereon was 10,000.

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         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class                    (Note 1)                          Number of Shares
Common                                                           10,000

         FIFTH: The number of shares voted for such amendment was 10,000 and the number of shares voted against such amendment was 0.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class                    (Note 1)                        Number of Shares Voted
                                                          For            Against
Common                                                   10,000             0

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (Note 2)

No Change.

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





         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital (expressed in dollars) as changed by such amendment, are as follows: (Note 2)

         No Change.

Dated: October 19, 1981

                                                     National Art Company
                                                   -------------------------
                                                     (Exact Corporate Title)

                                                   By
                                                     --------------------------
                                                     Its Vice President

                                                   By
                                                     --------------------------
                                                     Its Secretary

Notes:   1. If Inapplicable, Insert "None".
         2. If Inapplicable, Insert "No Change".

                          (TO BE EXECUTED IN DUPLICATE)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                          NATIONAL PICTURE & FRAME CO.

         Pursuant to the provisions of Section 61 of the Mississippi Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of this corporation is National Picture & Frame Co.

         SECOND: The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on March 9, 1987, in the manner prescribed by the Mississippi Business Corporation Act:

                               (Insert Amendment)

         RESOLVED, That the Articles of Incorporation be and hereby are amended by deleting Article "FIRST" in its entirety and inserting and substituting in lieu thereof a new Article "FIRST" reading as follows:

         "The name of the corporation is RC-11, Inc. (hereinafter called the "Corporation")."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 10,000, and the number of shares entitled to vote thereon was 10,000.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:


Class                     (Note 1)                           Number of Shares
Common                                                           10,000

         FIFTH: The number of shares voted for such amendment was 10,000 and the number of shares voted against such amendment was 0.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:


Class                     (Note 1)                       Number of Shares Voted
                                                          For           Against
Common                                                   10,000            0

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (Note 2)

No Change.

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital (expressed in dollars) as changed by such amendment, are as follows: (Note 2)

         No Change.

Dated:  July 17, 1987

                                               National Picture & Frame Co.
                                             --------------------------------
                                                 (Exact Corporate Title)

                                          By /s/ Mitchell Gregory
                                             ------------------------------
                                                 Its Vice President
                                                 Mitchell V. Gregory

                                          By /s/ Edward A.Christensen
                                             ------------------------------
                                                 Its Vice President & Secretary
                                                 Edward A. Christensen

Notes:   1.  If Inapplicable, Insert "None".
         2.  If Inapplicable, Insert "No Change".

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